UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2010 (May 6, 2010)

Duff & Phelps Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York		10055
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 871-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Duff & Phelps Corporation (the “Company”) held its annual meeting of stockholders on May 6, 2010.  Holders of Class A Common Stock and Class B Common Stock voted together as a single class on all matters presented at the meeting.  Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.

1.	A proposal to elect eight (8) directors to serve until the next annual meeting of stockholders.

Nominee	For	Withheld	Broker Non-Votes

Noah Gottdiener	34,181,950	876,295	-
Robert M. Belke	33,489,823	1,568,422	-
Peter W. Calamari	34,877,527	180,718	-
William R. Carapezzi	34,877,557	180,688	-
William J. Hannigan	33,677,549	1,380,696	-
Harvey M. Krueger	29,641,188	5,417,057	-
Sander M. Levy	33,435,203	1,623,042	-
Jeffrey D. Lovell	34,877,052	181,193	-
Total:	-	-	958,119

2.	A proposal to approve amendments to the Company’s 2007 Omnibus Stock Incentive Plan.

Voted For	Voted Against	Abstentions	Broker Non-Votes
21,423,958	13,619,823	14,464	958,119

3.	A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Voted For	Voted Against	Abstentions
35,844,685	141,815	29,864

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

By:	/s/ Edward S. Forman
Name: Edward S. Forman
Title: Executive Vice President, General Counsel and Secretary

        Dated: May 7, 2010